SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2003

                            GREKA Energy Corporation
             (Exact name of registrant as specified in its charter)

Colorado                               0-20760               84-1091986
(State or other jurisdiction           (Commission           (IRS Employer
of incorporation)                      File Number)          Identification No.)

630 Fifth Avenue, Suite 1501, New York, NY                     10111
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (212) 218-4680

Item 5. Other Events.

     On May 20, 2003, Greka Energy Corporation ("Greka") announced that its Chairman, CEO & President, Randeep S. Grewal, filed a Schedule 13-D/A indicating that he is evaluating a possible purchase of all the remaining issued and outstanding shares of the Company not owned by him in a "going private" transaction.

     Greka's Board of Directors has established a special committee of independent directors to consider any proposal that might be received and to determine a course of action that is in the best interest of the Company and its shareholders. Greka's Board of Directors also adopted an amendment to the Company's Rights Agreement permitting the Board and special committee to consider any possible proposal received from and to negotiate with the CEO without triggering the rights.

     The amendment to the Rights Agreement is filed as Exhibit 10.1 hereto and the press release announcing the CEO's amended 13-D is filed as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits.

     (c) The following exhibits are furnished as part of this report:

          Exhibit 10.1 Amendment to the Rights Agreement effective May 19, 2003*
          Exhibit 99.1 Press release of GREKA Energy Corporation dated May 20, 2003*

* filed herewith
                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

Date: May, 20 2003                 GREKA ENERGY CORPORATION

                                   By:  /s/ Randeep S. Grewal
                                   ---------------------------------------
                                   Randeep S. Grewal, Chairman, Chief
                                   Executive Officer and President